SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 20, 2005


                           SHANNON INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)

                        Nevada                         98-02049656
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             (State or other jurisdiction           (I.R.S. Employer
           of incorporation or organization)       Identification No.)

          Suite 2000, 715 - 5th Avenue, S.W., Calgary, Alberta T2P 2X6
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               (Address of principal executive offices)(Zip Code)

                                 (403) 538 3706
                                -----------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

On December 20, 2005, the Registrant's Board of Directors appointed J.William Clements and J. Thomas Netzel as directors. As the Registrant does not have separate committees, the new directors are not anticipated to become members of any separate committees of the Board of Directors. As newly appointed directors, each will be awarded an option to acquire 100,000 shares of common stock at $0.07 per share pursuant to the Shannon International Inc. 2005 Officer and Director Stock Option Plan.

There are no related party transactions between the Registrant and each of the new directors.

These new directors were appointed after settlement discussions with Quadrangle Holdings, Ltd., a shareholder of the Registrant. The Registrant's financial statements for the fiscal year ended June 30, 2005 recorded a $327,175 liability to Quadrangle Holdings, Ltd., arising from a dispute over the liquidation of collateral given to secure payment of the exercise of warrants in May 2004. The appointment of the new directors was done as a confidence building measure in furtherance of continued settlement discussions with Quadrangle Holdings, Ltd., as the new directors bring a considerable depth of knowledge and acumen in the technological and financial fields.


Business Experience of New Directors

J. William Clements
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Mr. Clements has been involved in Sales, Product Development, and Marketing of automotive dealership management software for over fifteen years. His responsibilities have included acting as liaison with domestic and import automakers, including General Motors, Ford, Daimler Chrysler, Honda, Hyundai, and others. Mr. Clements has had lead roles in developing strategic relationships with, and market opportunities for manufacturers and exporters of foodservice equipment and industrial products based in Canada, Mexico, Brazil, Colombia, and Venezuela. And for six years, Mr. Clements worked as an independent property management consultant to the Province of Ontario, Canada. During the past number of years, companies Mr. Clements has had the pleasure to work with have experienced extraordinary growth. Mr. Clements currently serves as President and CEO of Shannon International's technology subsidiary, Logical Sequence Incorporated in Halifax, Nova Scotia.

J. Thomas Netzel
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Mr. Netzel has twenty five years of business experience as an owner manager and as a financial consultant. In his career in the life insurance industry he has worked as an agent, branch manager and as an advanced market consultant. In his own practice he has focused on tax and estate planning and business succession planning. Mr. Netzel is qualified as a Chartered Life Underwriter (CLU), a Chartered Financial Consultant (CHFC), a Certified Financial Planner (CFP and a Registered Trust and Estates Practitioner (TEP). He has completed both the Canadian Investment Funds Course and the Canadian Securities Course. He is a former member of the Canadian Tax Foundation, the Conference for Advanced Life Underwriting, the Canadian Association of Insurance and Financial Advisors and the Estate Planning Council of Calgary (past president). He was a founding member of the Theoren Fleury Crohn's and Colitis Golf Tournament committee and served as chair for two years. He also served on the board of the Crohn's and Colitis Foundation of Canada and the Corporate Life Insurance Committee for the Conference for Advanced Life Underwriting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANNON INTERNATIONAL INC.

Dated: December 26, 2005

/s/ BLAIR COADY
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BLAIR COADY
Blair Coady, Chief Executive Officer







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